UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

NEXTEST SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

000-51851

(Commission File Number)

Delaware	77-047-0150
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1901 MONTEREY RD, SAN JOSE, CA 95112

(Address of principal executive offices, with zip code)

(408) 817-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On October 24, 2006, the Board of Directors of Nextest Systems Corporation (the “Company”) appointed Paul Barics, Vice President Finance, Corporate Controller, as principal accounting officer, effective the same day. From March 2006 until July 2006 Mr. Barics, 43, served as Vice President Finance, Corporate Controller for Infinera Corporation, a communication equipment manufacturer. From July 2004 until February 2006 Mr. Barics served various management roles with JDSU, a broadband and optics hardware manufacturer, including Vice President, Corporate Controller. From 1999 to 2004, Mr. Barics served various management roles with Agilent Technologies, a global diversified technology company, including Director of Finance for Networking Semiconductor Products. Mr. Barics held various management positions with Hewlett Packard Company from 1987 to 1999 and worked at Price Waterhouse from 1984 to 1987.

On October 24, 2006 the Board of Directors of the Company granted Mr. Barics 20,000 shares of restricted common stock, subject to the right of repurchase by the Company which right shall lapse with respect to 20% of the shares annually, and subject to acceleration upon certain change of control events. The Company has not entered into an employment agreement with Mr. Barics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEST SYSTEMS CORPORATION

Date: October 27, 2006	By:	/s/ James P. Moniz
James P. Moniz
Chief Financial Officer